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                                                                     EXHIBIT 5.1

                  [Letterhead of Pillsbury Madison & Sutro LLP]


                                 August 11, 2000




VINA Technologies, Inc.
39745 Eureka Drive
Newark, CA 94560

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

        We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by VINA Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 31,500 shares of common stock, $.0001 par value, of the Company (the "Shares") issued upon the exercise of options granted under the Vina Technologies, Inc. 1996 Stock Option/Stock Issuance Plan, and the Vina Technologies, Inc. 1998 Stock Plan. We advise you that, in our opinion, the Shares are legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and to the use of our name under "Legal Matters" in the related prospectus.

                                            Very truly yours,

                                            /s/ PILLSBURY MADISON & SUTRO LLP